Exhibit 1.01

National Instruments Corporation

Conflict Minerals Report

For the Reporting Period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of National Instruments Corporation (“NI”, “we”, “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten.  The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

DESCRIPTION OF DUE DILIGENCE

For calendar year 2014, NI has undertaken in good faith a reasonable country of origin inquiry reasonably designed to determine the country of origin of Conflict Minerals necessary to the functionality or production of NI Products.  The objective of the inquiry was to collect accurate, complete, and actionable Conflict Minerals data and information in support of the conflict minerals due diligence process from 370 of NI’s direct suppliers of NI’s spend on components used to build NI’s hardware products.  NI applied certain minimum threshold levels of the respective supplier spend to exclude certain insignificant suppliers from the scope of the inquiry.

In connection with its inquiry, NI surveyed its direct suppliers by collecting suppliers' Conflict Minerals policy statements and/or Electronic Industry Citizenship Coalition (EICC)/Global e-sustainability Initiative (GeSI) Conflict Free Smelter (CFS) declarations. This data collection process included research of supplier websites, directly contacting suppliers via email, phone or facsimile as needed, and following up on any missing data or non-responsive suppliers.  NI then performed quality inspection on documents and information received from suppliers and validated the responses by reviewing the completeness of the survey, obtaining additional responses if necessary, resolving discrepancies (such as metal type, address, and contact info), if any, between smelters as provided by the supplier and EICC standard smelter list, and determining which smelters are validated as conflict-free as part of the Conflict-Free Smelter Program.

NI then collects, stores, and analyzes the data through its commercially licensed software applications.

Following NI’s reasonable country of origin inquiry, NI elected to design a diligence process intended to comply with the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas Five Step Framework in order to conduct further due diligence to determine the source and chain of custody of any Conflict Minerals in its supply chain.  The OECD Due Diligence Guide is an internationally recognized due diligence framework that satisfies the SEC’s criteria.

The OECD Due Diligence Framework includes:

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent 3rd party audit of smelter/refiner/s due diligence practices
Step 5: Report annually on supply chain due diligence

DETAILS OF DUE DILIGENCE :

Step 1 :  Establish Strong Company Management Systems.

A.	Adopt and Communicate a Company Policy on Conflict Minerals

1.	Adopt a Position Statement

NI adopted a company policy regarding Conflict Minerals. The NI position statement is publicly available on its website at ni.com/conflictminerals.

2.	Communicate Position Statement to the Public

NI communicated its position regarding Conflict Minerals to the public by making its position statement available online at ni.com/conflictminerals as noted above.

These website addresses are included for reference only. Any information contained on NI’s website is not incorporated by reference into this report.

3.	Communicate Position Statement to Suppliers

NI communicated its position statement on Conflict Minerals to its suppliers in various ways. First, NI communicated its CM position statement to its suppliers in its Supplier Handbook, available online at ni.com/company/suppliers/supplierhandbook.htm, which is designed to inform potential and existing suppliers about the Company. Second, NI reached out to its suppliers directly to inform them of its Conflict Minerals position and its expectations. In addition, NI notifies its new suppliers about conflict minerals and communicates its Conflict Minerals position to them through its supplier assessment and all new direct suppliers to NI are assessed for their ability to provide reliable data regarding the country of origin for Conflict Minerals.   Finally, NI requests that its suppliers abide by the NI Supplier Code of Conduct that is intended to be based on the EICC Code of Conduct.

B.	Structure internal management to support supply chain due diligence.

NI structured its internal management to support its supply chain due diligence by:

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Establishing a Conflict Minerals Working Group with representatives from Engineering, Manufacturing, Procurement, and Legal areas.  This Conflict Minerals Working Group meets regularly and is responsible for the day-to-day activities of building a Conflict Minerals compliance program and conducting the due diligence efforts; and

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Establishing a Conflict Minerals Compliance Group, which includes the Conflict Minerals Working Group and additional representatives from Engineering, Manufacturing, Procurement, Finance and Legal management. The Conflict Minerals Compliance Group meets periodically to receive updates regarding NI’s due diligence from the Conflict Minerals Working Group and to report any findings from NI’s supply chain risk assessments.

C.	Establish a system of controls and transparency over the mineral supply chain.

NI implemented a system of controls and transparency over its supply chain in order to trace and identify Conflict Minerals in NI’s supply chain.

A description of NI’s due diligence process during calendar year 2014 is set forth above under the heading “Description of Due Diligence”.

D.	Strengthen company engagement with suppliers.

NI continued to strengthen its engagement regarding Conflict Minerals with its suppliers in anticipation of calendar year 2015 by:

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Including a provision on responsible sourcing of minerals in NI’s standard terms and conditions of purchase when such terms are up for renewal, which are incorporated into NI’s agreements with its suppliers.

-	Offering information and guidance on conflict minerals to NI’s suppliers during quarterly business reviews as needed.

-	Offering assistance to NI’s suppliers in filling out the EICC/GeSI form when requested.

E.	Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk-awareness system.

NI has an already established ethics hotline pursuant to which any employee company-wide may report any concerns involving conflict minerals, either electronically or by phone.

Step 2 : Identify and assess risk in the supply chain.

NI identified and assessed risk in its supply chain by:

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Using commercially licensed software tools, NI  (1) analyzes the EICC declaration data to see if any Conflict Minerals exist, (2) determines their smelter origin and performs a comprehensive smelter analysis, and (3) populates the smelter data to associated manufacturer parts and manufacturer upon releasing the declaration. NI can then manage the smelter information from the smelter lists in EICC/GeSI’s Conflict Free Smelter Program, and use that information to determine initial compliance and validate parts.

Step 3 : Design and implement a strategy to respond to identified risks.

Per NI’s position statement, in the event that Conflict Minerals from the Covered Countries which benefit armed groups are found in the NI supply chain, NI will take appropriate actions in a timely manner to resolve the situation.  If a supplier’s performance fails to meet minimum requirements, including not being able to source minerals responsibly, NI will issue a performance improvement plan (PIP). A PIP clearly identifies the area(s) of improvement required and provides a specific time period for improvement for the supplier. If a supplier receives a PIP, they are required to develop a comprehensive program for improvement and lasting sustainability of the corrective action. Once a supplier’s performance has improved, NI will provide written notification of PIP closure. If the supplier does not improve during the PIP period, the supplier may be subjected to a reduction in business, no new business, or disengagement from business with NI.

Step 4 : Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

Since NI is a downstream company that does not have a direct relationship with any smelters or refiners it is difficult to participate in any direct audits of these organizations; however, to support these efforts NI joined the EICC Conflict-Free Sourcing Initiative (CFSI), an internationally recognized audit organization.

Step 5 : Report on supply chain due diligence.

NI is publicly reporting on its due diligence through its an annual filing of this Form SD as required by the law. These documents are available at: http://investor.ni.com/

Findings and Conclusions

Based on the information that was provided by the suppliers that NI surveyed and otherwise obtained through the due diligence process, NI believes that, to the extent reasonably determinable by NI, the facilities that were used to process the Conflict Minerals contained in the Covered Products included 346 identified entities, of which 252 include facilities that are listed in the EICC-GeSI template as “known smelters or refineries,” or in the United States Department of Commerce’s global list of “all known conflict mineral processing facilities worldwide (collectively, “Known Smelters or Refineries”).  Of these 252 Known Smelters or Refineries, 151 received a “conflict free” designation from an independent third party audit program as of March 31, 2015.   Based on CFSI data, of the 252 smelters and refiners identified, 18 are known to be sourcing from the Covered Countries.  All 18 smelters are certified conflict-free by CFSI.  However, based on these due diligence efforts, NI does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.  NI continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.

NI believes that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below.  This table includes only facilities that are Known Smelters or Refineries.

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metal Refining	UNITED STATES
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Heimerle + Meule GmbH	GERMANY
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nghe Tinh Non-Ferrous Metal	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Telex	UNITED STATES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Future Steps

NI has communicated its expectations, as reflected in its Conflict Minerals Policy, to NI’s contract manufacturers and other suppliers. NI is currently focusing on validating the smelters that are not yet known to be conflict free and identifying suppliers who may need corrective action.

Additional Risk Factors
The statements above are based on the RCOI process and due diligence performed in good faith by NI. These statements are based on the infrastructure and information available at the time.  A number of factors could introduce errors or otherwise affect NI’s Conflict Minerals status.  These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, the definition of a smelter not being finalized at the end of the 2014 reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of NI’s products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol due to this being the first year for SEC disclosures for Section 1502 of Dodd-Frank, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2014, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the covered countries.